EXHIBIT 10.37

LEASE

between

OTR

and

ANATRACE, INC.

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WAREHOUSE

LEASE

THIS LEASE ("Lease"), made and entered into this 14th day of February, 2001, between OTR, an Ohio general partnership, whose address is 275 East Broad Street, Columbus, Ohio 43215, acting as the duly authorized nominee of The State Teachers Retirement System of Ohio ("STRBO"), whose address is 275 East Broad Street, Columbus, Ohio 43215 ("Landlord"), and ANATRACE, INC., an Ohio corporation, whose address is 434 Dussel Drive, Maumee, Ohio 43 53 7-1685 ("Tenant").

W I T N E S S E T H:

In consideration of the rent and other sums to be paid and of the covenants andagreements to be kept and performed by Tenant and subject to all covenants, conditions, easements, restrictions and agreements of record, Landlord hereby leases to Tenant, and Tenant hereby rents from Landlord, the interior of those certain premises containing approximately twelve thousand one hundred seventy-six (12,176) square feet of floor area, which premises are depicted as Units 6 and 6A and outlined in red on the plot plan attached hereto as Exhibit A and incorporated herein by reference (the "Premises"), and which Premises are located in the building (the "Building") situated on land (collectively, the "Property") more particularly described on Exhibit B attached hereto and incorporated herein. During the term of this Lease, Landlord grants to Tenant and Tenant's customers and invitees a nonexclusive license to use, in common with all others to whom Landlord has or may hereafter grant a license to use, the common areas located on the Property. The term of 'this Lease shall be for ten (10) years, beginning on the Commencement Date (hereinafter defined), and ending on the last day of the tenth (10th) Lease Year (hereinafter defined) unless sooner terminated as provided for in this Lease.. The Premises do not include the use of the roof (except for the repair or replacement of any heating or air conditioning equipment thereon serving the Premises) or extend beyond the exterior faces of the exterior walls of the Building.

The term "Commencement Date" shall mean the date Landlord substantially completes Landlord's Work as set forth on Exhibit C attached hereto and made a part hereof Upon the request of either party, the other shall confirm in writing the Commencement Date once it has been determined. The term "Lease Year" shall mean the twelve (12) month period commencing on the Commencement Date, and each successive period of twelve (12) months thereafter; provided, however, that if the Commencement Date shall not be the first (1st) day of a calendar month, the first (1st) Lease Year shall include the period of time from the Commencement Date until the first (l st) day of the next following month.

1.           Rent. Tenant shall pay rent without deduction, set-off, notice or demand to Landlord at 275 East Broad Street, Columbus, Ohio 43215, or at such other place as Landlord may, in writing, from time to time require, during the term hereof as follows:

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(a)           Base Rent.

(i)           During the first (1st) through the fifth (5th) Lease Years, Tenant shall pay to Landlord as base rent (the "Base Rent") an annual sum of One Hundred Thirty-Nine Thousand One Hundred Seventy One and 68/100 Dollars ($139,171.68) payable in equal monthly installments of Eleven Thousand Five Hundred Ninety-Seven and 641100 ($11,597.64), payable on or before the first day of each and every month commencing with the Commencement Date; and

(ii)           During the sixth (6th) through the tenth (10th) Lease Years, Tenant shall pay to Landlord as Base Rent an annual sum of One Hundred Fifty-Six Thousand Three Hundred Thirty-Nine and 89/100 Dollars ($156,339.89), payable in equal monthly installments of Thirteen Thousand Twenty-Eight and 32/100 Dollars ($13,028.32) payable on or before the first day of each and every month.

(iii)           If the cost of Landlord's Contribution, as defined in Exhibit C hereto, is less than Two Hundred Fifteen Thousand Dollars ($215,000.00), Tenant shall receive a credit equal to the difference between Two Hundred Fifteen Thousand Dollars ($215,000.00) and Landlord's Contribution which credit shall be used by Tenant to satisfy the first installment(s) of Base Rent due Landlord.

(b)           Additional Rent.

(i)           In addition to Base Rent, Tenant agrees to pay Landlord, at the times hereinafter set forth, without deduction, set-off, notice, demand or abatement, the following additional charges ("Additional Rent"), the nonpayment of which shall be subject to all provisions of this Lease and of law as to default in the payment of money:

(A)           Common Area Charge. Tenant's Prorata Share (hereinafter defined) of Landlord's total annual costs of operating, maintaining and supervising the Common Areas (hereinafter defined) of the Property which includes, but is not limited to, removing snow, ice, trash, refuse, rubbish and garbage; cleaning, gardening and landscaping the Common Areas; providing for sanitary control of and for the Common Areas; carrying insurance for the Common Areas (including, without limitation, public liability, property damage, automobile, workmen's compensation covering personnel, sign and other insurance in limits selected by Landlord); installing, acquiring or repairing security measures, including security personnel; paying all management fees; repairing and replacing the paving, curbs, walkways, electric power lines, light poles, bulbs, drainage and equipment used in the Common Areas; providing for line painting; attending the parking areas; paying all governmental charges, surcharges, fees, or taxes on the parking areas, parking spaces or on cars parking therein; paying for the cost of all utilities used or consumed in the Common Areas; repairing and/or replacing of the water lines, sanitary sewer lines and storm sewer lines serving the Property; renting or purchasing of machinery, equipment and tools used in such maintenance, inspection and repair of facilities; paying the cost of signs, sign maintenance and sound systems; paying the personal property and similar taxes on Common Area equipment, machinery, tools, supplies and other personal property and facilities; paying the cost of personnel to implement such services and similar functions.

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(B)           Other Mechanical System's Maintenance, Repair. and Replacement. Tenant's Prorata Share of Landlord's total annual cost of maintaining, repairing and replacing the mechanical systems, including, but not limited to, electrical, plumbing and sewer systems, which serve the Property and not otherwise the responsibility of Tenant as set forth in Paragraph 4(a).

(C)           Water and Sewer Charges. Tenant's Prorata Share of all water and sewer charges (if not separately metered) for water used or consumed on the Property and the sewerage generated by the Property.

(D)          Taxes. Tenant's Prorata Share of the annual real property taxes and assessments, both general and special, levied against the Property.

(E)           Taxes on Rent. The amount of any tax or excise on rent or on any service or services provided by Landlord under this Lease (except income, estate or similar taxes) which is assessed or imposed by any governmental authority upon Landlord or upon Tenant but paid by Landlord and which is so assessed, imposed or paid as a result of Landlord's ownership of the Property or of this Lease or the rentals accruing under this Lease, any tax which may be in lieu of, as a substitute for or in addition to real property taxes and assessments or any tax or surcharge of any kind or nature imposed upon the Property or any portion thereof, it being the intention of the parties hereto that the rentals to be paid hereunder shall be paid to Landlord absolutely without deduction or set-off of any nature whatsoever.

(F)           Insurance. Tenant's Prorata Share of Landlord's annual premiums for casualty insurance covering the buildings on the Property (including, without limitation, fire and extended coverage insurance and loss of rents coverage insurance) and Landlord's general liability insurance covering the Property, exclusive of Common Areas which is included within the Common Area charges set forth in Item (A) of this Paragraph.

(ii)           Payment. The foregoing amounts may be estimated by Landlord, in which event Landlord shall notify Tenant of Landlord's estimate. Tenant shall pay said estimate in advance, on the first day of each calendar month, with Tenant's Base Rent. When Landlord has calculated the exact amount actually payable by Tenant for the foregoing amounts, Landlord shall notify Tenant of said exact amount actually payable by Tenant for the foregoing amounts. Any deficiency in payment by Tenant for any item shall be paid by Tenant to Landlord within fifteen (15) days after receipt of the notice in respect of the item for which a deficiency exists. Any surplus in respect to any item paid by Tenant during the preceding calendar year shall be credited against the next ensuing installments of Landlord's estimate of Tenant's share of that item for the next year. The amounts payable by Tenant for the first Lease Year and last Lease Year of this Lease shall be prorated for the parts of such first Lease Year and last Lease Year that Tenant is obligated to pay annual Base Rent under this Lease.

(iii)           Interest, Late Payment Charges. Any payment due from Tenant to Landlord not paid upon the date herein specified to be paid shall bear interest at the lesser of eighteen percent (18%) per annum or the maximum rate of interest permitted by law (the "Default Rate") from the date of such payment is due to the date of actual payment. In addition,

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Tenant shall pay to Landlord a late payment charge equal to five percent (5%) of any amount due if not paid within two (2) days from the date required to be paid hereunder. Notwithstanding the interest charge and/or late payment charge, nonpayment of any Base Rent, Additional Rent, interest or late payment charge or other monies due under this Lease hereunder shall constitute a default of this Lease if not paid within five (5) days of written notice of such nonpayment.

(iv)           Definitions. The term "Common Areas" means the parking areas, driveways, aisles, sidewalks and other common and service areas on the Property with the improvements therein, whether or not shown on Exhibit A. Landlord reserves the right to change the Common Areas from time to time in its sole discretion. The term "Prorata Share" shall mean the ratio or percentage which the number of leasable square feet in the Premises bears to the total number of leasable square feet on the Property-

(v)           Additional Sums. Tenant shall pay to Landlord all additional sums, charges or amounts of whatever nature to be paid by Tenant to Landlord in accordance with the provisions of this Lease, whether or not such sums, charges or amounts are otherwise referred to as additional rent or rental.

(c)           Obligations Not Affected. Except as otherwise expressly provided herein, this Lease shall not terminate, nor shall Tenant have any right to terminate this Lease or be entitled to the abatement of any rent or any reduction thereof nor shall the obligations hereunder of Tenant be otherwise affected, by reason of any damage to or destruction of all or any part of the Premises or of the Property from whatever cause, the taking of the Premises or of the Property or any portion thereof by condemnation or otherwise, the prohibition, limitation or restriction of Tenant's use of the Premises, or interference with such use by any private person or corporation, or by reason of any eviction by paramount title or otherwise, or Tenant's acquisition of ownership of the Premises, or for any other cause whether similar or dissimilar to the foregoing, any present or future law to the contrary notwithstanding, it being the intention of the parties hereto that the Base Rent, Additional Rent and all other rents and charges payable hereunder to or on behalf of Landlord, shall continue to be payable in all events and the obligations of Tenant hereunder shall continue unaffected, unless the requirement to pay or perform the same shall be suspended or terminated pursuant to an express provision of this Lease.

(d)           Partial Month. Monthly installments of Base Rent and Additional Rent shall be prorated based on a thirty (30) day month for any partial month occurring during the term hereof

2.           Utility Payments.

(a)           Tenant shall promptly pay for utilities rendered or furnished to the Premises from the date Landlord delivers possession of the Premises to Tenant and continuing throughout the term of this Lease, including water and sewerage charges (if separately metered), electricity, telephone and gas ("Utility Expenses"). Landlord shall not be liable for any

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permanent or temporary interruption of utility services nor shall any of Tenant's obligations under this Lease be affected by any such interruption of utility services.

(b)           Tenant shall indemnify and hold Landlord harmless from and against any and all costs, liabilities, suits, penalties, claims and demands, including attorneys' fees, as a result of a lien being imposed upon the Premises by virtue of Tenant's failure to pay all or any part of Utility Expenses.

3.         Use of Premises and Conditions on Use.
(a)           Tenant shall use the Premises for chemical research, laboratories and office use, and related production, and for no other uses or purposes whatsoever. Tenant shall procure, at its sole cost and expense, any permits and/or licenses required for the transaction of Tenant's business in the Premises.
(b)           Tenant will not conduct any auction, fire, bankruptcy or going out of business sale in the Premises without Landlord's prior written consent.

4.           Repairs and Maintenance of Premises.

(a)           Tenant, at Tenant's expense, shall make all repairs and replacements to keep and maintain the interior of the Premises in good condition and repair, including but not limited to, the electrical and other mechanical installations serving the Premises, the heating, ventilating and air conditioning systems serving the Premises, the plumbing and sewer systems located in and serving the Premises, the exterior and interior portions of all doors including door checks and hardware, any security gates and ceiling tiles. Tenant shall promptly replace all broken and cracked glass. All items that Tenant shall replace during the term of this Lease shall be of equal or better quality, type and style than the item being replaced. Tenant shall not permit any waste, damage or injury to the Premises. Tenant shall further keep the Premises clean, attractive and free of rubbish, rubble and debris.

(b)           Except as otherwise provided in this Lease, Landlord will, within a reasonable time after receipt from Tenant of written notice of the necessity of such repair, keep the roof, structural portions and exterior of the Premises in good and tenantable condition and repair during the term of this Lease. Notwithstanding the above, Landlord shall make all repairs and replacements to any portion of the Premises or of the building in which Premises are located necessary by reason of (a) the acts, neglect, fault or default of Tenant, or Tenant's agents, employees, contractors or customers, (b) the operations of Tenant or the storage of Tenant's merchandise within the Premises, (c) acts of trespassers, thieves or other unauthorized persons who enter or attempt to enter the Premises, or the building in which the Premises are located, or (d) structural and exterior work done or installed by Tenant; and Tenant shall reimburse Landlord for such sums expended for such repairs and replacements, such sums being additional rental hereunder.

Further, and notwithstanding anything in this Lease to the contrary, Tenant, not Landlord, shall make all repairs, alterations and replacements to the property that Landlord is

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required to maintain which may be required as the result of repairs, alterations, other improvements or installations made by Tenant or any assignee, subtenant or concessionaire of Tenant or the agents of any of them.

(c)            On default of Tenant in making any repairs or replacements required to be made by Tenant hereunder or in maintaining the Premises, Landlord may, but shall not be required to, make such repairs or replacements or maintain the Premises for Tenant's account, and the expense thereof shall constitute and be collectible as additional rent, payable by Tenant on demand, or, at Landlord's election, together with the next installment of rent due hereunder, and all sums not paid when due shall bear interest at the Default Rate from the date of payment by Landlord until paid by Tenant.

5.           Requirements of Public Authority.

(a)           During the term of this Lease, Tenant shall, at its own cost and expense, promptly observe and comply with all present and future laws, ordinances, requirements, orders, directives, rules and regulations of federal, state, county, town, village and city governments and of all other governmental authorities affecting the Premises or any part thereof whether the same are in force at the commencement of the term of this Lease or may in the future be passed, enacted or directed, and Tenant shall pay all costs, expenses, liabilities, losses, damages, fines, penalties, claims and demands that may in any manner arise out of or be imposed because of the failure of Tenant to comply with the covenants of this Paragraph S.

(b)           Tenant shall have the right to contest by appropriate legal proceedings diligently conducted in good faith, in the name of Tenant, or Landlord (if legally required), or both (if legally required), without cost or expense to Landlord, the validity or application of any law, ordinance, rule, regulation or requirement of the nature referred to in subparagraph (a) above and, if by the terms of any such law, ordinance, order, rule, regulation or requirement, compliance therewith may legally be delayed pending the prosecution of any such proceeding, Tenant may delay compliance therewith until the final determination of such proceeding.

(c)           Landlord agrees to execute and deliver any appropriate papers or other instruments which may be necessary or proper to permit Tenant so to contest the validity or application of any such law, ordinance, order, rule, regulation or requirement and to fully cooperate with Tenant in such contest.

6.           Nuisance and Care. Tenant shall use and occupy the Premises so that no other occupant of any adjoining property will be unreasonably disturbed and shall create no nuisance in, upon or about the Premises. Tenant shall take good care of the Premises and of the fixtures and appurtenances thereto, and all alterations, additions and improvements thereto. Tenant will not make or permit to be made any use of the Premises or any part thereof which would violate any of the covenants, agreements, terms, provisions and conditions of this Lease or which directly or indirectly is forbidden by public law, ordinance or regulation of any governmental or public authority (including zoning ordinances) or which may be dangerous to life, limb or property, or which will suffer or permit the Premises or any part thereof to be used in any manner which, in the judgment of Landlord, shall in any way impair or tend to impair the

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character, reputation or appearance of the Premises or the Property, or which will impair or interfere with any of the services performed by Landlord for the Premises.

7.           Signs. Tenant may erect (or permit or cause to be erected) upon the exterior of the Premises or upon the Property only such signs as shall be (a) in accordance with any restriction of record or applicable regulations of any governmental agency having jurisdiction and (b) approved by Landlord, which approval shall not be unreasonably withheld or delayed. Tenant shall erect such signs in such manner as to cause no permanent damage to the Premises or the Property and shall maintain such signs in a good, safe and sightly condition at all times. At the end of the term, Tenant shall remove such signs and repair all damage caused by the installation, maintenance and/or removal of such signs to the reasonable satisfaction of Landlord,

8.           Alterations. Additions and Improvements. Tenant shall make no alterations, additions, or improvements in or to the Premises without the express prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed. If a building permit is required in connection with any alterations, additions, or improvements proposed by Tenant, Tenant shall furnish Landlord for its approval (which approval shall not be unreasonably withheld or delayed) detailed plans and specifications therefor. All additions, alterations and improvements made by Tenant hereunder shall be installed in a good and workmanlike manner, using only materials of the same or higher quality as those originally installed in the Premises. Whether Tenant furnishes Landlord with the foregoing or not, Tenant hereby agrees to indemnify, defend and hold harmless Landlord from and against any and all liabilities, costs and expenses of every kind and description, including attorneys' fees, which may arise out of or be in any manner connected with said alterations, additions, or improvements. Tenant shall pay the cost of all such alterations, additions or improvements. Upon completion of any such alterations, additions, or improvements, Tenant shall furnish Landlord with contractors' affidavits and full and final waivers of lien, together with receipted bills covering all labor and materials expended and used, in full compliance with the applicable mechanics' lien law. \

Notice is hereby given that Landlord shall not be liable for any labor or materials furnished or to be furnished to Tenant upon credit, and that no mechanic's or other lien for any such labor or material shall attach to or affect the reversion or other estate or interest of Landlord in and to the Premises. All alterations, additions or improvements shall comply with all requirements of all insurance carriers providing insurance coverage on the Premises and with all laws, rules, ordinances and regulations of any lawful authority. Tenant shall permit Landlord to observe construction operations and to inspect any alterations, additions, or improvements if Landlord requests the right to do so (but Landlord shall have no obligation to make such request). All alterations, additions, or improvements, whether temporary or permanent, including hardware, non-trade fixtures and wall and floor coverings, but excluding removable trade fixtures, in or upon the Premises, whether placed there by Landlord or Tenant, shall become Landlord's property and shall remain with the Premises at the termination of this Lease, whether by lapse of time or otherwise, without compensation, allowance of credit to Tenant; provided, however, that notwithstanding the foregoing, Landlord may request that any or all of said alterations, additions or improvements in or upon the Premises made by Tenant shall be removed by Tenant at the termination of this Lease. If Landlord requests such removal, Tenant shall remove the same prior to the end of the term and shall repair all damage to the Premises

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caused by such removal; provided, however, that in removing any such alterations, additions, or improvements, Tenant shall not be required to expend more than the Cost Cap (hereinafter defined), Landlord hereby agreeing to be responsible for removal costs in excess of the Cost Cap. If Tenant does not remove any alterations, additions or improvements when requested by Landlord to do so, Landlord may remove the same and repair all damage caused thereby, and Tenant shall pay to Landlord the cost of such removal and repair, together with interest at the Default Rate, immediately upon demand therefor by Landlord. Tenant's obligation to observe or perform this covenant shall survive the expiration or termination of this Lease.

The Cost Cap shall be the sum determined by multiplying Twenty-Five Thousand Dollars ($25,000) by a fraction, the numerator of which is the Current Index and the denominator is the Base Index. The "Base Index" shall be the level of the Index for the month of December 2000, and the "Current Index" shall be the level of the Index for the month immediately preceding the month during which Tenant's alterations, additions, or improvements are required to be removed. The term "Index" shall mean the Consumer Price Index for Urban Consumers, U. S. All Cities Average, published by the United States Department of Labor (Base Year 1982-1984 = 100), or any successor index thereto as hereinafter provided. If publication of the Index is discontinued, or if the basis of calculating the Index is materially changed, then the parties shall accept comparable statistics on the cost of living for all cities, as they shall be computed and published by an agency of the United States or by a responsible financial periodical or recognized authority to be selected by the parties. In the event of (i) use of comparable statistics in place of the Index or (ii) publication of the Index at other than monthly intervals, there shall be made in the method of calculation such revisions as the circumstances may require to carry out the intent of this Paragraph 8.

9.           Liability for Personal Injury or Property Damage.

(a)           Landlord shall not be liable for, and Tenant hereby waives all claims for, any and all damage or loss to fixtures, equipment, merchandise or other property of Tenant and of Tenant's servants, agents, employees, contractors, suppliers, invitees, patrons and guests, in, upon or about the Premises, and/or injury or death to any person, occurring in, upon or about the Premises resulting from any cause whatsoever (except for any intentional act of Landlord), including, but not limited to, water, snow, frost, ice, explosion, falling plaster, fire or gas, smoke or other fumes, or by reason of the leaking, breaking, backing up or other malfunction of any lines, wires, pipes, tanks, boilers, lifts or any other appurtenances, regardless by whom installed or maintained (Tenant hereby expressly assuming all responsibility for the safety and security of the person and property of Tenant, and of Tenant's servants, agents, employees, contractors, suppliers, invitees, patrons and guests, while in, upon or about the Premises).

(b)           Tenant covenants and agrees that it will protect, indemnify and save and keep Landlord, its agents, servants, employees, officers, directors, and partners forever harmless against and from any penalty, damages, charges or costs imposed or resulting from any violation of any law, order of governmental agency or ordinance, whether occasioned by the neglect of Tenant or those holding under Tenant, and that Tenant will at all times protect, indemnify and save and keep harmless Landlord, its agents, servants, employees, officers and directors against and from all claims, losses, costs, damages or expenses, including attorneys' fees, arising out of

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or from any accident or other occurrence on or about the Premises causing injury to any person or property whomsoever or whatsoever, and that Tenant will protect, indemnify, save and keep harmless Landlord, its agents, servants, employees, officers, directors and partners against and from any and all claims, losses, costs, damages or expenses, including attorneys' fees, arising out of any failure of Tenant in any respect to comply with or perform all the requirements and provisions of this Lease or arising out of any use of the Premises or the Property by Tenant or any one claiming by, through or under Tenant.

10.           Liability and Casualty Insurance.

(a)           Tenant agrees that, at its own cost and expense, it will procure and continue in force, in the names of Landlord, Landlord's mortgagee(s) and Tenant, as their interests may appear, commercial general liability insurance coverage against injuries to persons occurring in, upon or about the Premises, including all damage from signs, glass, awnings, fixtures or other appurtenances now or hereafter erected on the Premises or the Property during the term of this Lease, such insurance at all times to be in an amount of not less than Two Million Dollars ($2,000,000.00) per occurrence, and not less than Two Million Dollars ($2,000,000.00) aggregate coverage per one (1) accident or disaster, and Two Million Dollars ($2,000,000.00) for injury to property. Such insurance shall be written with a 'company or companies authorized to engage in the business of general liability insurance in the state in which the Premises are located, and there shall be delivered to Landlord customary insurance certification evidencing such paid-up insurance and copies of the policies. Such insurance shall further provide that the same may not be canceled, terminated or modified unless the insurer gives Landlord and Landlord's mortgagee(s) at least thirty (30) days prior written notice thereof.

(b)           Tenant shall carry and pay for, for the account of Landlord during the entire term of this Lease, and any renewals and extensions thereof, the following types of insurance:

(i)           Fire, extended coverage, vandalism and malicious mischief, and sprinkler damage and all-risk insurance coverage on all personal property, furnishings, furniture, trade fixtures, contents and merchandise for their full insurable value on a replacement cost basis.

(ii)           Workers' compensation or similar insurance, if and to the extent required by law and in form and amounts required by law.

(iii)           Tenant agrees to pay to Landlord any increase in each of Landlord's insurance policies resulting from Tenant's particular use or occupancy of the Premises.

(c)           Landlord shall maintain in force, at all times during the term of this Lease, a policy or policies of fire insurance to the extent of at least eighty percent (80%) of the insurable value of the Building.

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11.          Condition of Premises. Except as otherwise agreed to in writing, Tenant's taking possession of the Premises shall be conclusive evidence as against Tenant that the Premises were in good order and satisfactory condition when Tenant took possession. No promise of Landlord to alter, remodel or improve the Premises and no representation respecting the condition of the Premises has been made by Landlord to Tenant, except as expressly set forth in Exhibit C.

12.          Entrance and Inspection. Upon reasonable notice from Landlord (except in the event of emergency, in which case no notice shall be required), Tenant shall permit Landlord and Landlord's authorized servants, agents, employees and contractors to enter the Premises and any buildings or other improvements now or hereafter located on and forming a part of the Premises, at all reasonable times for the purpose of examining the Premises to verify Tenant's compliance with all of the terms, covenants, obligations and conditions of this Lease, and for the purpose of exercising any rights with respect to the Premises which Landlord may exercise in the event of default by Tenant.

13.          Prohibition on Assignment.

(a)           Tenant shall not transfer, encumber, pledge, mortgage or assign this Lease or sublet the Premises, in whole or in part, or permit the same to be occupied or used by any other person or entity without receiving Landlord's prior written consent, which consent shall not be unreasonably withheld. Landlord acknowledges that any proposed assignment of this Lease or sublease of the Premises may entail a change in the permitted use of the Premises, and Landlord shall not unreasonably withhold its consent to any such change in use. A transfer by operation of law, merger, or consolidation, or a change of more than forty-nine percent (49%) in ownership of the voting stock of Tenant or any direct or indirect parent of Tenant, shall be deemed an assignment for purposes of this Paragraph 13. Any purported transfer, encumbrance, pledge, mortgage, assignment or subletting not in compliance herewith shall be void and of no force or effect. Any transfer, encumbrance, pledge, mortgage, assignment, subletting or other transfer, even with the consent of Landlord, shall not relieve Tenant from its primary liability for the payment of rent and other charges or from its primary obligation to keep and be bound by the terms, conditions and covenants of this Lease. No consent of Landlord to a particular assignment or subletting shall be deemed a consent to further assignments or subletting.

(b)           Upon the occurrence of an event of "default" as set forth in Paragraph 18 hereof, if all or any part of the Premises are then assigned, sublet, transferred or occupied by someone other than Tenant, Landlord, in addition to any other remedies provided by this Lease or provided by law, may, at Landlord's option, collect directly from the assignee, subtenant, transferee or occupant, all rents becoming due to Tenant by reason of the assignment, sublease, transfer or occupancy. Any collection directly by Landlord from the assignee or subtenant shall not be construed to constitute a novation or release of Tenant from the performance of its obligations under this Lease.

(c)           In the event Tenant sublets all or a portion of the Premises for an amount in excess of the Base Rent set forth in Paragraph I of this Lease, Tenant shall pay to Landlord, as additional rent, fifty percent (50%) of such excess received by Tenant. Any sublease shall contain a provision whereby the subtenant agrees to comply with and be bound by all of the

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terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet, and Tenant shall deliver to Landlord promptly after execution, an executed copy of each sublease and an agreement of compliance by each such subtenant. Any sublease shall also contain a provision that, in the event of default by Tenant hereunder and a termination of this Lease by Landlord, such subtenant shall, at Landlord's option, attorn to Landlord as if Landlord were the lessor under the sublease.

14.                     Mechanic's Liens.

(a)           If, because of any act or omission of Tenant, any mechanic's lien or other lien, charge or order for the payment of money shall be filed against any portion of the Premises, Tenant shall, at its own cost and expense, cause the same to be discharged of record or bonded within thirty (30) days of the filing thereof unless Tenant shall contest the validity of such lien by appropriate legal proceedings diligently conducted in good faith and without expense to Landlord; and Tenant shall indemnify, defend and save harmless Landlord against and from all costs, liabilities, suits, penalties, claims and demands on account thereof.

(b)           If Tenant shall fail to cause such liens to be discharged of record or bonded within the aforesaid thirty (30) day period, then Landlord shall have the right to cause the same to be discharged. All amounts paid by Landlord to cause such liens to be discharged, together with interest thereon at the Default Rate, shall constitute additional rent payable by Tenant to Landlord.

15.           Estoppel Certificates. Tenant shall, within ten (10) days after written request of Landlord, execute, acknowledge and deliver to Landlord or to Landlord's mortgagee, proposed mortgagee, land lessor or proposed purchaser of the Premises, the Property, or any part thereof any estoppel certificates requested by Landlord from time to time, it being intended that any such statement delivered pursuant to this Paragraph 15 may be relied upon by any prospective purchaser, mortgagee or assignee of the fee of the Property. Such estoppel certificates shall state that this Lease is in full force and effect and whether any changes may have been made thereto; that the term of the Lease has commenced and that full rental is accruing; that there are no defaults by Landlord, and if there are, the nature of such defaults; that possession has been assumed and that all improvements to be provided by Landlord have been completed; the actual commencement date and expiration date of this Lease; that rent has not been paid more than thirty (30) days in advance; that there are no liens, charges or offsets against rental due or to become due and that the address shown on such estoppel certificate is accurate; and shall set forth such other matters as to which Landlord reasonably may request; provided, however, that Tenant may make such modifications to such estoppel certificates as may be necessary to make such certificates true and accurate-

16.           Holding Over. Except as set forth in Paragraph 41 hereof, Tenant shall have no privilege of renewal at the expiration of the original term of this Lease, and any holding over after the expiration of the original term or option term shall, at Landlord's option, be from month to month at the monthly rental rate in effect immediately prior to the termination of this Lease multiplied by one and one-half (1-1/2) for each month or portion thereof that Tenant remains in possession, and no acceptance of rent by, or other act or statement whatsoever on the part of

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Landlord, or of any agent or employee of Landlord, in the absence of a writing signed by Landlord, shall be construed as an extension or as a consent for further occupancy. Tenant shall indemnify, defend, and hold harmless Landlord for all damages, consequential as well as direct, sustained by reason of Tenant's retention of possession.

17.           Condemnation.

(a)           If all or substantially all of the Premises or of the Property shall be taken for any public or quasi-public use under any statute or by rights of eminent domain or by private purchase in lieu thereof, this Lease shall terminate and all awards from such taking shall belong to Landlord and Tenant hereby assigns to Landlord all its right, title and interest to any such awards, provided, however, that Tenant reserves unto itself the right to prosecute, in a separate proceeding, any claim for any injury caused to trade fixtures and equipment or for moving expenses, but only if such award shall be in addition to the award for the land and the building (or portion thereof) containing the Premises.

(b)           If less than all or substantially all of the Premises or of the Property shall be taken, the term of this Lease shall cease only on the portion so taken as of the day possession shall be so taken, and the rent shall be paid up to that day with a proportionate refund by Landlord of such rent as may have been paid in advance, and thereafter the rent shall be equitably abated, and Landlord shall at its own cost and expense make all necessary repairs or alterations as to constitute the remaining leased premises a complete architectural unit, provided that in no event shall Landlord be required to expend an amount in excess of the net proceeds received by Landlord as a result of the taking.

(c)           In the event of the temporary requisition of the use or occupancy of the Premises or any part thereof, by any governmental authority, civil or military, Tenant shall retain any award or payment therefor, whether the same shall be paid or payable in respect of Tenant's leasehold interest hereunder or otherwise; provided, however, that Tenant shall continue to pay Base Rent during the period of such temporary requisition.

(d)           Landlord shall notify Tenant of any taking of the Premises contemplated by a public authority. No taking or temporary requisition shall constitute a breach of Landlord's covenant of quiet enjoyment.

18.           Default.

(a)           If (i) Tenant shall fail to pay when due any rent, or any other sums required to be paid hereunder by Tenant, and said amount shall remain unpaid for five (5) days after receipt of written notice thereof by Landlord or (ii) Tenant shall default in the performance or observance of any other agreement or condition on its part to be performed or observed, and Tenant shall fail to cure said default within thirty (30) days after receipt of written notice thereof by Landlord; or (iii) Tenant shall file a voluntary petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file any petition or answer seeking any arrangement, composition, liquidation or dissolution under any present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors or shall seek or consent to

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or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or of all or any substantial part of its properties, or of the Premises, or shall make any general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due; or (iv) a court shall enter an order, judgment or decree approving a petition filed against Tenant seeking any arrangement, composition, liquidation, dissolution or similar relief under the present or future federal, state or other statute, law or regulation relating to bankruptcy, insolvency or other relief for debtors, and such order, judgment or decree shall remain unvacated or unstayed for an aggregate of sixty (60) days (whether or not consecutive); or (v) Tenant fails to operate or closes its business upon the Premises for reasons other than fire or other casualty or condemnation for a period of thirty (30) consecutive days; or (vi) Tenant abandons or vacates the Premises, then, and in any such event, Landlord, at any time thereafter, may, without further notice to Tenant, and, in addition to and not in lieu of any other rights or remedies available to Landlord at law or in equity, exercise any one or more of the following rights:

Notwithstanding the provisions of clause (i) of this subparagraph (a), Landlord shall not be required to give Tenant more than two (2) notices of payment default in any period of twelve (12) consecutive months, it being understood that Landlord shall have the right to avail itself of any and all rights and remedies set forth herein without notice to Tenant in the event of a third (3rd) or any subsequent default during such twelve (12) month period.

(x)           Landlord may (A) terminate this Lease and the tenancy created hereby by giving notice of such election to Tenant, and (B) reenter the Premises, by summary proceedings or otherwise, and remove Tenant and all other persons and property from the Premises and store such property in a public warehouse or elsewhere at the sole cost and expense of and for the account of Tenant without Landlord being deemed guilty of trespass or becoming liable for any loss or damage occasioned thereby.

(y)           Landlord may reenter and take possession of the Premises, without terminating this Lease and without relieving Tenant of its obligations under this Lease, and divide or subdivide the Premises in any manner Landlord may desire and lease or let the Premises or portions thereof; alone or together with other Premises, for such term or terms (which may be greater or less than the balance of the remaining portion of the term of this Lease) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its discretion, may determine.

(b)           If this Lease is terminated by Landlord pursuant to this Paragraph 18, Tenant nevertheless shall remain liable for any rent, other sums required to be paid hereunder and damages which may be due or sustained prior to such termination, and for all reasonable costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys', brokers' and other professional fees (all such rents, damages, costs, fees and expenses being referred to herein collectively as "Termination Damages") plus additional damages (the "Liquidated Damages") which are hereby stipulated to be equal to the difference between the (i) the Base Rent and other sums required to be paid hereunder which, but for termination of this Lease, would have become due during the remainder of the term multiplied by the number of Lease Years or fraction thereof remaining in the term of this Lease, and (ii) the fair rental value of the Premises for such period ("Liquidated Damages"). Termination Damages and Liquidated

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Damages shall be due and payable immediately upon demand by Landlord following any termination of this Lease pursuant to this Paragraph 18.

(c)           If Landlord reenters and takes possession of the Premises pursuant to this Paragraph IS without terminating this Lease, and relets the Premises or any part thereof, the net rentals from such letting shall be applied first to the costs, fees and expenses incurred by Landlord in pursuit of its remedies hereunder, including attorneys', brokers' and other professional fees, in renting the Premises or part thereof to others from time to time (including the reasonable costs and expenses of making such improvements to the Premises as may be necessary, in Landlord's sole discretion, to enable Landlord to relet same). The balance, if any, shall be applied by Landlord from time to time on account of the rent and other payments due from Tenant hereunder, with the right reserved to Landlord to bring such actions or proceedings for the recovery of any deficits remaining unpaid as Landlord may deem favorable from time to time without being obligated to await the end of the term hereof for the final determination of Tenant's account. Any balance remaining, however, after full payment and liquidation of Tenant's account as aforesaid shall be paid to Tenant with the right reserved to Landlord at any time to give notice in writing to Tenant of Landlord's election to cancel and terminate this Lease and the giving of such notice and the simultaneous payment by Landlord to Tenant of any credit balance in Tenant's favor that may at the time be owing to Tenant shall constitute a final and effective cancellation and termination of this Lease and the obligations hereunder on the part of either party to the other. Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, any failure by Landlord to relet the Premises or any failure of Landlord to collect any rent due upon such reletting.

(d)           Upon the termination of this Lease or Tenant's right to possession of the Premises by lapse of time or earlier termination as herein provided, Tenant shall remove its property from the Premises. Any such property of Tenant not removed from the Premises by Tenant within thirty (30) days after the end of the term or of Tenant's right to possession of the Premises, however terminated, shall be conclusively deemed to have been forever abandoned by Tenant and either may be retained by Landlord as its property or may be disposed of in such manner as Landlord may see fit.

(e)           Notwithstanding anything contained herein, if Landlord shall have given written notice of three (3) defaults in any calendar year, no further prior notice by Landlord shall be required in that same calendar year for Landlord to declare this Lease to be in default.

(f)           Tenant agrees that if it shall at any time fail to make any payment or perform any other act on its part to be made or performed under this Lease, Landlord may, but shall not be obligated to, and after reasonable notice or demand and without waiving or releasing Tenant from any obligation under this Lease, make such payment or perform such other act to the extent Landlord may deem desirable, and in connection therewith to pay expenses and employ counsel. Tenant shall pay upon demand all of Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by Landlord, incurred in enforcing Tenant's obligations hereunder or incurred by Landlord in any litigation, negotiations or transactions in which Tenant causes Landlord, without Landlord's fault, to become involved or concerned, plus interest at the Default Rate from the date of payment, which amount shall be

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deemed to be additional rental due and payable by Tenant, upon demand by Landlord, and Landlord shall have the same rights and remedies for the nonpayment thereof, as in the case of default in the payment of rent.

(g)           All rights and remedies of Landlord herein enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law. In addition to the other remedies in this Lease provided, Landlord shall be entitled to the restraint by injunction of the violation or attempted violation of any of the covenants, agreements or conditions of this Lease.

19.          Fire or Other Casualty.

If the Premises are damaged by fire or other casualty, upon notice thereof given to Landlord by Tenant, the damages shall be repaired by and at the expense of Landlord, except as otherwise provided herein, and rent until such repairs shall be made shall be reduced in the proportion which the part of the Premises which is not usable by Tenant bears to the rentable space in the Premises. Landlord shall not be obligated to repair damage to or replace alterations, installations, or additions made by Tenant or any fixtures, furniture, furnishing, equipment or other property of Tenant. Such repairs and replacements shall be made by and at the expense of Tenant. If the Premises shall be so damaged that, in Landlord's opinion, substantial alterations, demolition or reconstruction shall be required, then Landlord may, not later than ninety (90) days following the damage, give Tenant notice in writing terminating this Lease. If Landlord elects to restore the Premises, then Landlord shall commence such restoration within ninety (90) days following the damage and shall complete such restoration within a reasonable time. If Landlord does not commence such repairs within ninety (90) days, Tenant shall have the right to terminate this Lease by giving written notice to Landlord anytime after said ninety (90)-days and prior to the date Landlord commences repairs. If Tenant so terminates this Lease, rent hereunder shall be due from Tenant to Landlord up to the date Tenant vacated the Premises-

If (i) the Premises or the Building shall be damaged as a result of a risk which is not covered by Landlord's insurance, or (ii) the Building shall be damaged to the extent of fifty percent (50%) or more of the cost of replacement thereof, whether or not the Premises shall be damaged; then in either such event Landlord may terminate this Lease by notice given within ninety (90) days after such event and upon the date specified in such notice, which shall be not less than thirty (30) days nor more than sixty (60) days after the giving of said notice, this Lease shall terminate and come to an end, and Tenant shall vacate and surrender the Premises to Landlord.

20.           For Sale Signs. Landlord and Landlord's agents, employees or representatives may enter upon the Premises to place the usual "For Rent" or "For Sale" signs and to conduct interested parties through said Premises at reasonable hours during the six (6) month period preceding the expiration of the term of this Lease.

21.           Notices. All notices, demands, requests, consents or approvals which may or are required to be given by either party to the other shall be in writing and shall be deemed given when sent by United States mail, registered or certified, return receipt requested, postage fully

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prepaid (a) if for Tenant, addressed to Tenant at 434 W. Dussel, Maumee, Ohio 43537 with a copy to LaValley, LaValley, Todak & Schaefer Co., L.P.A., 5800 Monroe St., Bldg. F, Sylvania, Ohio 43560 Attention: Michael J. Todak, or at such other place as Tenant may from time to time designate by notice to Landlord, or (b) if for Landlord, addressed to OTR, 275 East Broad Street, Columbus, Ohio 43215, Attention: Investment Department, or at such other place as Landlord may from time to time designate by notice to Tenant. All consents and approvals provided for must be in writing to be valid. Notices shall be deemed to have been given if addressed and mailed as above provided on the date same were deposited in the United States mail.

22.           Waiver of Subrogation. Neither Landlord nor Tenant shall be liable to the other for any business interruption or any loss or damage to property occurring on the Premises or the Property, or in any manner growing out of or connected with Tenant's use and occupation of the Premises or the Property, or the condition thereof, or of the adjoining property, whether or not caused by the negligence or other fault of Landlord or Tenant or of their respective agents, employees, subtenants, licensees or assignees; provided, however, that this release shall apply only to the extent that such business interruption, loss or damage to property, is covered by insurance or required to be covered hereunder by insurance, regardless of whether such insurance is payable to or protects Landlord or Tenant or both. Nothing in this Paragraph shall be construed to impose any other or greater liability upon either Landlord or Tenant than would have existed in the absence hereof Because this Paragraph 22 will preclude the assignment of any claim mentioned in it by way of subrogation (or otherwise) to an insurance company (or any other person), each party to this Lease agrees immediately to give to each insurance company which has issued to it policies of fire and extended coverage insurance, written notice of the terms of the mutual waivers contained herein, and to have the insurance policies properly endorsed, if necessary, to prevent the invalidation of the insurance coverages by reason of the mutual waivers contained herein.

23.           Subordination of Lease.

(a)           Landlord reserves the right and privilege to subject and subordinate this Lease to any and all mortgages, deeds of trust or land leases now existing upon or that may hereafter be placed upon the Premises and the Property and to all advances made or to be made thereon and all renewals, modifications, consolidations, replacements or extensions thereof and if such right is exercised, the lien of any such mortgages, deeds of trust and land leases shall be superior to all rights hereby or hereunder vested in Tenant, to the full extent of all sums secured thereby. In confirmation of such subordination, Tenant shall, on request of Landlord or the holder of any such mortgage, deed of trust or land lease execute and deliver to Landlord within ten (10) days of such request, any instrument that Landlord or such holder may reasonably request and Tenant hereby constitutes and appoint Landlord as Tenant's attorney-in-fact to execute any such certificate for and on behalf of Tenant.

(b)           If the interest of Landlord under this Lease shall be transferred by reason of foreclosure or other proceedings for enforcement of any mortgage or deed of trust on the Premises or the Property, Tenant shall be bound to the transferee (the "Purchaser") under the terms, covenants and conditions of this Lease for the balance of the term remaining, and any extensions or renewals, with the same force and effect as if the Purchaser were the landlord

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under this Lease, and, at the option of the Purchaser, Tenant shall attorn to the Purchaser, including the mortgagee under any such mortgage, if it be the Purchaser, as its landlord, the attorrunent to be effective and self-operative without the execution of any further instruments upon the Purchaser succeeding to the interest of Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon the attornment, to the extent of the then remaining balance of the term of this Lease, and any extensions and renewals, shall be and are the same as those set forth in this Lease.

24.           Quiet Enjoyment. If Tenant shall pay the rents and other sums due to be paid by Tenant hereunder, as and when same become due and payable, and if Tenant shall keep, observe and perform all of the other terms, covenants, obligations and conditions of this Lease on Tenant's part to be kept, observed and performed, Tenant (or anyone claiming under Tenant to the extent permitted in this Lease), shall be entitled to lawfully, peaceably and quietly hold and occupy the Premises during the term of this Lease, except by reason of regulations imposed by any governmental or quasi-governmental agency on the occupancy of Tenant or the conduct of Tenant's business operations.

25.           Waiver. No waiver of any covenant or condition or of the breach of any covenant or condition of this Lease shall be taken to constitute a waiver of any subsequent breach of such covenant or condition nor to justify or authorize the nonobservance on any other occasion of the same or of any other covenant or condition hereof, nor shall the acceptance of rent by Landlord at any time when Tenant is in default under any covenant or condition hereof be construed as a waiver of such default or of Landlord's right to terminate this Lease on account of such default, nor shall any waiver or indulgence granted by Landlord to Tenant be taken as an estoppel against Landlord, it being expressly understood that if at any time Tenant shall be in default in any of its covenants or conditions hereunder an acceptance by Landlord of rental during the continuance of such default or the failure on the part of Landlord promptly to avail itself of such rights or remedies as Landlord may have, shall not be construed as a waiver of such default, but Landlord may at any time thereafter, if such default continues, terminate this Lease or assert any other rights or remedies available to it on account of such default in the manner hereinbefore provided.

26.           Recording Memorandum of Lease. The parties agree that this Lease shall not be recorded, but a Short Form Lease or Memorandum of Lease, complying in form with applicable state law, shall be executed, setting forth the description of the Premises, the term of this Lease and other pertinent provisions, which Short Form Lease or Memorandum of Lease may be recorded by either party in lieu of recordation of this Lease.

27.           Exculpation.

(a)           This Lease is executed by certain employees of STRBO, not individually, but solely on behalf of Landlord, the authorized nominee and agent for STRBO. In consideration for entering into this Lease, Tenant hereby waives any rights to bring a cause of action against the individuals executing this Lease on behalf of Landlord (except for any cause of action based upon lack of authority .or fraud), and all persons dealing with Landlord must look solely to Landlord's assets for the enforcement of any claim against Landlord, and the

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obligations hereunder are not binding upon, nor shall resort be had to the private property of any of, the trustees, officers, directors, employees or agents of STRBO.
(b)           Anything contained in this Lease to the contrary notwithstanding, Tenant agrees that Tenant shall look solely to the estate and property of Landlord in the real estate of which the Premises is a part and the rentals therefrom for the collection of any judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default or breach by Landlord with respect to any condition, covenant, or agreement of this Lease to be observed and/or performed by Landlord, subject, however, to the prior rights of any mortgagee of the real estate of which the Premises is a part, or part thereof; and no other assets of Landlord or any partner, member, shareholder, board member, officer, agent or employee thereof shall be subject to levy, execution or other judicial process for the satisfaction of Tenant's claims. In the event Landlord conveys or transfers its interest in the Building or in this Lease, except as collateral security for a loan, upon such conveyance or transfer Landlord (and in the case of any subsequent conveyances or transfers, the then grantor or transferor) shall be entirely released and relieved from all liability with respect to the performance of any covenants and obligations on the part of the landlord to be performed hereunder from and after the date of such conveyance or transfer; it being intended hereby that the covenants and obligations on the part of the landlord to be performed hereunder shall, subject as aforesaid, be binding on Landlord, its successors and assigns only during and in respect of their respective periods of ownership of any interest in the Building or in this Lease. This provision shall not be deemed, construed or interpreted to be or constitute any agreement, express or implied, between Landlord and Tenant that the Landlord's interest hereunder and in the Building shall be subject to imposition of an equitable lien or otherwise."

28.           Time of Essence. It is expressly stipulated that time shall be of the essence of this Lease.

29.           Governing Law; Invalidity of Particular Provisions.

(a)           This Lease and the rights and obligations of the parties hereunder shall be construed in accordance with the laws of the state in which the Premises are located.

(b)           If any term or provision of this Lease or the application thereof to any person or circumstance shall to any extent be invalid or unenforceable, the other terms of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision of this Lease shall be valid and be enforced to the fullest extent permitted by law.

30.           Brokerage Commission. Except for Michael Realty Company, whose commission and fees are to be paid by Landlord, Landlord and Tenant represent and warrant each to the other that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction. Landlord and Tenant each agree to indemnify and hold harmless the other from and against any claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of

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having dealt with the indemnifying party with regard to this leasing transaction. The provisions of this Paragraph 32 shall survive the termination of this Lease.

31.           Hazardous Devices and Contaminants.

(a)           Prohibition. Tenant shall not install or operate any steam or internal combustion engine, boiler, machinery, refrigerating or heating device or air-conditioning apparatus in or about the Premises, or carry on any mechanical business therein, except for those necessary for use in Tenant's ordinary course of business or with the prior written consent of Landlord. Except for Contaminants (as hereinafter defined) used in the ordinary course of business and in compliance with Requirements of Law (as hereinafter defined), Tenant and its agents, employees, contractors and invitees shall not use, store, release, generate or dispose of or permit to be used, stored, released, generated or disposed of any Contaminants on or in the Premises.

(b)           Indemnification by Tenant. Tenant shall indemnify, defend and hold harmless Landlord, its agents, servants, employees, officers and directors forever from and against any and all liability, claims, demands and causes of action, including, but not limited to, any and all liability, claims, demands and causes of action by any governmental authority, property owner or any other third person and any and all expenses, including attorneys' fees (including, but not limited to, attorneys' fees to enforce Tenant's obligation of indemnification under this Paragraph 33(b), relating to any environmental liability resulting from (i) any Release (as hereinafter defined) of any Contaminant at the Premises or emanating from the Premises to adjacent properties or the surrounding environment during the Term of this Lease; (ii) during the Term of this Lease, any generation, transport, storage, disposal, treatment or other handling of any Contaminant at the Premises, including but not limited to, any and all off site transport, storage, disposal, treatment or other handling of any Contaminant generated, produced, used and/or originating in whole or in part from the Premises; and (iii) any activity at the Premises during the Term of this Lease that in any way might be alleged to fail to comply with any Requirements of Law.

(c)           Definitions.

(i)           "Contaminant" shall mean any substance or waste containing hazardous substances, pollutants and contaminants as those terms are defined in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq. and any substance similarly defined or identified in any other federal, provincial or state law, rule or regulation governing the manufacture, import, use, handling, storage, processing, release or disposal of substances or wastes deemed hazardous, toxic, dangerous or injurious to public health or to the environment. This definition includes friable asbestos and petroleum or petroleum-based products.

(ii)           "Requirements of Law" shall mean any federal, state or local law, rule, regulation, permit, agreement, order or other binding determination of any governmental authority relating to the environment, health or safety.

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(iii)           "Release" shall have the same meaning as in the federal Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. Section 9601, et seq.

32.           No Partnership/ Any intention to create a joint venture or partnership relation between the parties hereto is hereby expressly disclaimed.

33.           Corporate Tenants. If Tenant is a corporation, then those persons executing this Lease on behalf of Tenant hereby individually covenant and warrant that: (a) Tenant is a duly constituted corporation qualified to do business in the state in which the Premises are located; (b) all of Tenant's franchise and corporate taxes have been paid to date; (c) all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and (d) the actions of the persons executing and delivering this Lease on behalf of Tenant have been duly authorized by the board of directors of Tenant.

34.           Force Majeure. In the event that Landlord or Tenant shall be delayed, hindered in or prevented from the performance of any act required hereunder (other than the payment of rent and other charges payable by Tenant) by reason of strikes, lockouts, labor troubles, inability to procure materials, failure of power, riots, insurrection, the act, failure to act or default of the other party, war or any other reason beyond the reasonable control of the party who is seeking additional time for the performance of such act, then performance of such act shall be excused for the period of the delay and the period for the performance of any such act shall be extended for a reasonable period, in no event to exceed a period equivalent to the period of such delay.

35.           Words Genders and Numbers. Whenever words are used herein in any gender, they shall be construed as though they were used in the gender appropriate to the context and the circumstances, and whenever words are used herein in the singular or plural form, they both shall be construed as though they were used in the form appropriate to the context and the circumstances.

36.           Topic Headings. Headings and captions in this Lease are inserted for convenience and reference only and in no way define, limit or describe the scope or intent of this Lease or constitute any part of this Lease and are not to be considered in the construction of this Lease.

37.           Binding Effect. This Lease shall be binding upon and shall inure to the benefit of the parties hereto, and their respective successors and assigns, provided that this provision shall in no manner enlarge Tenant's right of assignment, which right of assignment has been restricted under the foregoing provisions of this Lease.

38.           Entire Agreement. This Lease contains the entire understanding between the parties and supersedes any prior understandings or agreements between them respecting the subject matter. No representations, arrangements, or understandings, except those fully expressed herein, are or shall be binding upon the parties. No changes, alterations, modifications, additions or qualifications to the terms of this Lease shall be made or be binding unless made in writing and signed by each of the parties.

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39.           Related Parties. Tenant represents to Landlord that Tenant is not (a) an individual who is, or (b) a partnership, association, or corporation that is owned or controlled by, a person who during the preceding three (3) years was employed by, an officer of, or a board member of State Teachers Retirement System of Ohio, and no employee of Tenant who holds a fiduciary, administrative, supervisory, or trust position, or any other position in which such person would be involved on behalf of Tenant in decisions or recommendations pertaining to the Building, is a person who during the preceding three (3) years was employed by, an officer of, or a board member of State Teachers Retirement System of Ohio.

40.           Existing Lease. The parties acknowledge that Tenant presently occupies a portion of the Premises (i.e., Unit 6 as depicted on Exhibit A), and that such portion of the Premises (the "Existing Premises") is occupied on a month-to-month basis pursuant to the terms and conditions of that certain Lease dated April 18, 1985, between Landlord's predecessor in interest (Krasl) and Tenant, as amended by that certain First Amendment to Lease dated as of February 1994 between Landlord and Tenant (the Lease, as so amended, hereinafter is referred to as the "Existing Lease"). The terms and provisions of the Existing Lease shall continue to govern the rights and obligations of Landlord and Tenant in respect of the Existing Premises until the Commencement Date. Upon the Commencement Date, the terms and provisions of this Lease shall amend and restate in their entirety the terms and provisions of the Existing Lease, it being understood that from and after the Commencement Date this Lease shall govern and control all of the rights and obligations of the parties in respect of the Premises (including the Existing Premises) which arise or accrue from and after the Commencement Date. Nothing herein shall be deemed to release Tenant from any liabilities or obligations under the Existing Lease which accrue under the Existing Lease prior to the Commencement Date.

41.           Option.

(a)           Tenant is hereby granted the option, exercisable by written notice to Lessor at least 180 days prior to the end of the term hereof, to extend the term hereof by a period of five (5) years subject to each and every, of the terms and conditions hereof except that commencing on the first day of the first month following the tenth (10th) Lease Year the Base Rent stated in Paragraph 1(a) shall be increased in accordance with the provisions of Paragraph 41 (b) hereof

(b)           In the event Tenant exercises its option under Paragraph 41(a) to extend the term of this Lease, the Base Rent specified in Paragraph 1(a) for such extension shall be the Fair Market Rent (hereinafter defined) for the Premises-

(c)           The Fair Market Rent for the option term shall be determined assuming the Premises are free and clear of all leases and tenancies (including this Lease), that the Premises were available in the then rental market for comparable buildings of similar quality, age and character as the Building located in Maumee, Ohio, assuming that Landlord has had a reasonable time to locate a tenant who rents with the knowledge of the uses to which the Premises can be adapted, and that neither Landlord nor the prospective tenant is under any compulsion to rent. Fair Market Rent shall exclude all concessions, inducements to rent,

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commissions, tenant improvements, free rent, bonuses or similar concessions or allowances. In addition, the determination of Fair Market Rent shall not take into account (i) Landlord's Work, or (ii) any alteration, addition, or improvement of the Premises performed by Tenant.

(i) For purposes of determining the Fair Market Rent, the followingprocedure shall apply.

(x) During the thirty (30) day period which begins one hundred eighty (180) days prior to the commencement of the option term, Landlord and Tenant shall attempt, in good faith, to reach agreement as to the Fair Market Rent for the option term.

(y) If Landlord and Tenant are unable to agree before the expiration of such thirty (30) day period (the "Impasse Date"), the amount of Fair Market Rent for the option term shall be determined by appraisal as follows. Within ten (10) days of the Impasse Date, Landlord and Tenant shall each retain a single appraiser (each of whom shall be independent of each of Landlord and Tenant and shall be a Member of the American Institute of ' Real Estate Appraisers or shall have a corresponding professional designation acceptable to each of Landlord and Tenant; an appraiser who satisfies such criteria is referred to herein as an "Appraiser") to determine the Fair Market Rent. Landlord and Tenant shall jointly instruct each such Appraiser to determine the Fair Market Rent of the Premises for the option term and to issue its written report to each of Landlord, Tenant and the other Appraiser within thirty (30) days after its retention. If either Landlord or Tenant shall fail to appoint an Appraiser as aforesaid, the determination of the sole Appraiser so appointed shall govern.

(z) If the conclusions of the two Appraisers as to Fair Market Rent shall be identical, the Fair Market Rent for the option term shall be the Fair Market Rent as so established. If the conclusions of the two Appraisers shall differ, but if the Fair Market Rent as indicated on the higher of the two shall be less than one hundred ten percent (110%) of the Fair Market Rent as indicated on the lower, the Fair Market Rent for the option term shall be the simple average of the two. In the event of any greater deviation between the two original Appraisers' conclusions regarding Fair Market Rent, the two original Appraisers shall jointly appoint a third Appraiser (who shall be unrelated to each of the original Appraisers and shall otherwise satisfy the criteria set forth above for an "Appraiser") not later than fifteen (15) days after the issuance of the later of the two original Appraisers' reports. The third Appraiser shall be provided with true and complete copies of each of the written reports issued by the original Appraisers, and shall be instructed to

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evaluate such reports (and such other evidence as the third Appraiser shall deem to be necessary or reasonably appropriate in connection therewith). Within thirty (30) days after its appointment, the third Appraiser shall issue its written report to each of Landlord and Tenant, indicating which of the original Appraisers' conclusions regarding Fair Market Rent it believes to be the more accurate. In such event, Fair Market Rent for the option term shall be the Fair Market Rent as so designated by the third Appraiser. The Fair Market Rent as established as aforesaid shall be final and binding upon Landlord and Tenant. Landlord and Tenant shall each pay the costs and expenses of the Appraiser retained by it as provided above. All costs and fees of the third Appraiser shall be paid in equal shares by Landlord and Tenant.
(ii)           After a determination has been made of the Fair Market Rent for the option term, the parties shall execute and deliver to each other an agreement setting forth the Fair Market Rent as hereinabove determined.

(d)           Notwithstanding the provisions of subparagraph (b) of this Paragraph 41, in no event shall the Base Rent for the option term be less than the Base Rent payable by Tenant for the sixth (6th) through tenth (lath) Lease Years.

IN WITNESS WHEREOF, each of the parties has caused this Lease to be executed on the day and year first above written.

Signed and Acknowledged in the Presence of

/s/ Connie J. Guyer

/s/ Roxanne Puckett

LANDLORD: OTR, an Ohio general partnership acting as the duly authorized nominee of The State Teachers' Retirement System of Ohio

By:./s/ Alan E. Muench

Its: Director, Midwestern Region

/s/ Lois R. Staunton

/s/ Illegible

TENANT: ANATRACE, INC.

By:  /s/ Don N. Gray
Its:             President

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STATE OF OHIO                                          )
                                                                         ) SS:
COUNTY OF FRANKLIN                            )

BE IT REMEMBERED, that on this 14th day of February, 2001, before me, the subscriber, a Notary Public, personally appeared the above-named OTR' a partnership organized under the laws of the State of Ohio, by Alan E. Muench, Director Midwest a general partner, known to me and known to me to be the person who signed the- Tforegoing instrument as such partner, who acknowledged to me that he signed said instrument as such partner, duly authorized by the partnership so to do, and that the signing of the same was his free act and deed, as such partner, for and on behalf of said partnership, for the uses and purposes therein set forth.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at Columbus, Ohio  above written.

/s/ Connie J. Guyer

Notary Public

[Notary Seal]

STATE OF OHIO
                                              ) SS::
COUNTY OF LUCAS

BE IT REMEMBERED, that on this 8th day of February, 2001, before me, the subscriber, a Notary Public in and for said County and State personally a geared the above-n ed Anatrace, Inc_, an Ohio corporation, by Don N. Gray its President known to me and known to me to be the person who signed the foregoing instrument as such officer, who acknowledged to me that ______________ signed said instrument as such officer, duly authorized by the Board of Directors of said corporation so to do, and that the signing of the same was _________________ free act and deed, as such officer, for and on behalf of said corporation, for the uses and purposes therein set forth.

IN TESTIMONY WHEREOF, I have hereunto subscribed my name and affixed the official seal of my office at ______________, ____________,on the day and year last above written.

/s/ Lois R. Staunton

Notary Public

[Notary Seal]

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Exhibit A

[Building Diagram]

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Exhibit B

Legal Description

A parcel of land being part of Lot 33 in Arrowhead Plat Three, a subdivision in the City of Maumee, Lucas County, Ohio, recorded in Volume 81. pages 14, 15 & 16 Lucas County Plat Records, which is bounded and described as follows:

BEGINNING at the Southeasterly corner of said Lot 33; thence South 55° 32'37" West along the Southerly line of said Lot 33, a distance of 220.00 feet to the Southwesterly corner of said Lot 33; thence North 34° 27'23" West along the Westerly line of said Lot 33, a distance of 200.00 feet to a point; thence North 55° 32' 37" East along a line that is parallel with the Southerly line of said Lot 33, a distance of 220.00 feet to a point on the Easterly line of said Lot 33; thence South 34° 2723" East along the Easterly line of said Lot 33, a distance of 200.00 feet to the point of BEGINNING.

Containing 1.01 acres of land, more or less, but subject to legal highways, and subject to all legal easements, restrictions, leases of record and of records in respective utility offices and other conveyances, if any.

The bearing referred to hereon are based on the bearings that appear on the record plat of Arrowhead Plat Three an assumed meridian and are used only for the purpose of describing angular measurement.

Lot number 29 in ARROWHEAD FLAT THREE, a SUBDIVISION in the CITY of MAUMEE, LUCAS COUNTY, OHIO, recorded in Volume 81, pages 14, 15, 16, Lucas County Plat Records.

AND ALSO That part of lot number 34 in ARROWHEAD PLAT THREE, a SUBDIVISION in the CITY OF MAUMEE, LUCAS COUNTY, OHIO, recorded in Volume 81, pages 14, 15, 16, Lucas County Plat Records, which is bounded and described as follows:

Beginning at the southeast corner of said lot number 29; thence northwesterly along the easterly line of said lot number 29, a distance of 4 10.00 feet to the northeast corner of said lot number 29; thence northeasterly along the northerly line of said lot number 34 and the southerly line of lots numbers 31, 32, 33 and said lines extended in said Arrowhead Plat Three, a distance of 641.40 feet to a point: thence southeasterly perpendicular to the last described line a distance of 410.00 feet to a point on the southerly line of said lot number 34; thence southwesterly along the southerly line of said lot number 34 a distance of 641.40 feet to the point of beginning.

And also that part of said lot number 34 which is bounded and described as follows:

Commencing at the Northeast corner of Lot 29 in said ARROWHEAD PLAT 3, thence North 55 degrees 32 minutes 37 seconds East along the Northerly line of said Lot 34 and the Southerly lines of Lots 31, 32, 33 and said lines extended in said Arrowhead Plat 3, a distance of 641.40 feet to the point of beginning; thence South 34 degrees 27 minutes 23 seconds East perpendicular to the last described line, a distance of 4 10.00 feet to a point on the Southerly line of said Lot 34; thence North 55 degrees 32 minutes 37 seconds East along the Southerly line of said Lot 34, a distance of 129.85 feet to a point; thence North 34 degrees 27 minutes 23 seconds West perpendicular to the last described line, a distance of 410.00 feet to a point; thence South 55 degrees 32 minutes 37 seconds West., a distance of 129.85 feet to the point of beginning.

That part of Lots 34 and 35 in ARROWHEAD PLAT THREE, a SUBDIVISION in the CITY of MAUMEE, LUCAS COUNTY, OHIO, recorded in Volume 81, pages 14, 15, and 16, Lucas County Plat Records, which is bounded and described as follows:

Beginning at a point on the Northerly line of said Lot 34 that is 488.37 fee Easterly of the Northwesterly corner of said Lot 34, as measured along the Northerly line of said Lot 34; thence North 55 degrees 32 minutes 37 seconds East along the Northerly line of said Lot 34, a distance of 6.11 feet to a point; thence South 79 degrees 27

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EXHIBIT B cont.

minutes 23 seconds East continuing along the Northerly line of said Lot 34, a distance of 62.07 feet to a point; thence South 34 degrees 27 minutes 23 seconds East perpendicular to the Northerly line of said Lot 34, a distance of 396.11 feet to a point; then North 55 degrees 32 minutes 37 seconds East parallel to the Northerly line of said Lot 34, a distance of 200.00 feet to a point; thence South 34 degrees 27 minutes 23 seconds East, a distance of 70.00 feet to a point; thence North 55 degrees 32 minutes 37 seconds East parallel to the Northerly line of said Lot 35, a distance of 182.19 feet to a point; thence South 47 degrees 54 minutes 09 seconds East parallel to the Easterly line of said Lot 35, a distance of 253.54 feet to a point; thence South 34 degrees 27 minutes 23 seconds East along a line that is perpendicular to the Southerly line of said Lot 35, a distance of 209.79 feet to a point on the Southerly line of said Lot 35, said point also being a point of curve; thence South 55 degrees 32 minutes 37 seconds West along the Southerly line of said Lots 34 and 35, a distance of 648.28 feet to a point, said point being 771.25 feet Northeasterly of the Southeasterly point, said point being 771.25 feet Northeasterly of the Southeasterly corner of Lot 29 in said Arrowhead Plat Three, as measured along the Southerly line of said Lot 34; thence North 34 degrees 27 minutes 23 seconds West, a distance of 410.00 feet to a point on the Easterly extension of the Southerly line of Lot 33 in said Arrowhead Plat Three; thence North 55 degrees 32 minutes 37 seconds East along the Easterly extension of the Southerly line of said Lot 33, a distance of 157.12 feet to a point; thence North 34 degrees 27 minutes 23 seconds West along a line that is perpendicular to the Northerly line of said Lot 34, a distance of 556,36 feet to the point of beginning.

Containing 7.342 acres of land, more or less, but subject to legal highways, all legal easements and restrictions and leases of record and of records in respective utility offices.

The bearing referred to hereon are based upon an assumed meridian and are used only for the purpose of describing angular measurement.

That part of Lot 34 in ARROWHEAD PLAT THREE, a SUBDIVISION in the CITY of MAUMEE LUCAS COUNTY, OHIO, recorded in Volume 81, pages 14, 15 and 16, Lucas County Plat Records, which is bounded and described as follows:

Beginning at the Northwesterly corner of said Lot 34; thence North 55 degrees 32 minutes 37 seconds East along the Northerly lines of said Lot 34, a distance of 488.37 feet to a point; thence South 34 degrees 27 minutes 23 seconds East, a distance of 556.36 feet to a point on the Easterly extension of the Southerly line of Lot 33 in said Arrowhead Plat Three; thence South 55 degrees 32 minutes 37 seconds West along the Easterly extension of the Southerly line of said Lot 33, a distance of 488.37 feet to the Southeasterly corner of said Lot 33; thence North 34 degrees 27 minutes 23 seconds West along the Easterly line of said Lot 33, a distance of 556.36 feet to the Northeasterly corner of said Lot 3 3 and the point of beginning.

Containing 6,238 acres of land, more or less, but subject to legal highways.

The bearings referred to hereon are based upon an assumed meridian and are used only for the purpose of describing angular measurement.

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EXHIBIT C

Landlord shall perform the following work (collectively, "Landlord's Work") in accordance with all applicable building, fire, and safety codes and regulations:

(i)           The work on the plans and specifications dated February 6, 2001, prepared by Vetter Design Group Architects ("Landlord's Construction"); and

(ii)           The installation of additional carpeting and vinyl, the replacement of floor covering and the cost of levelling the floor between Units 6 and 6A (as depicted on Exhibit A).

Notwithstanding the foregoing, the cost of Landlord's Work shall not exceed Two Hundred Fifteen Thousand Dollars ($215,000) ("Landlord's Contribution"), which contribution shall include all hard and soft costs (including all architectural and engineering fees) required to prepare such plans and specifications and to perform Landlord's Work. In the event the cost of Landlord's Work shall exceed the amount of Landlord's Contribution, Tenant .shall pay to Landlord, as additional rent, the amount of such excess within ten (10) days after demand therefore.